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                                                                    EXHIBIT 99.1

                                 Press Release

                GetThere Acquires Automated Travel Systems, Inc.
                ------------------------------------------------

          Industry's Leading Airline Faring Technology Augments the Industry's Leading B2B Travel Marketplace, Expanding Benefits for the Corporate Traveler

          MENLO PARK, Calif. - June 22, 2000 - GetThere.com(tm) (NASDAQ: GTHR), today announced its acquisition of Automated Travel Systems, Inc. (ATS) for $13.5 million in cash, expanding GetThere's technology and talent in Internet business-to-business travel booking systems. The technology developed by ATS includes the first faring system and low fare search designed specifically for the Internet and in live production on the Web. Together with GetThere's current offering, this creates the most comprehensive online corporate travel booking system, including the direct connections between corporate buyers and travel suppliers in the GetThere Marketplace. Direct connections with the direct faring capabilities represent a potential revenue stream for GetThere, on top of current transaction revenues.

          ATS includes a highly regarded team of Internet travel programming experts that created technology to view airline inventory directly over the Internet, rather than just providing a front-end to a global distribution system. It delivers a user-friendly view designed for the actual traveler to help return the most appropriate and lowest cost alternatives much faster than existing Internet booking systems. Once integrated, a corporate traveler that books through GetThere's online travel procurement system on their company's intranet will have access to the advanced fare search capability. The technology that GetThere is acquiring from ATS has been live at leading Internet travel sites for several months, and is processing thousands of transactions per day.

          "The GetThere Marketplace is a revolution in the online travel industry, and the technology from ATS accelerates the speed to market for direct connections between corporations and suppliers," said Eric Sirkin, vice president of engineering and operations at GetThere. "ATS's system is the only technology of its kind that has been proven to be scalable in the real world, giving GetThere the ability to quickly deploy new capabilities to the corporate travel marketplace, including faster, more intelligent booking than the rest of the online B2B travel industry."

                            The GetThere Marketplace
                            ------------------------

          The GetThere Marketplace is the largest B2B travel marketplace that connects major buyers of corporate travel services with the world's leading airline, hotel, rail and car rental suppliers. By putting these two groups together in one unified community on the Web, buyers can streamline travel procurement, and sellers can significantly reduce their travel distribution costs. The GetThere Marketplace provides online travel booking for a corporation's employees, while improving efficiency in the buying process and incorporating advanced e-commerce capabilities. It also provides value-added services for the traveler, such as wireless access, online ground transportation and restaurant reservations.

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                                   About ATSI
                                   ----------

          ATS develops industry-leading technology designed to improve the booking process. The underpinning technology to ATS solutions is the industry's first live faring system that provides fast, intelligent low fare searching of airlines' inventory of flights. The company's products and services also include several enhanced services for agencies and travelers.

                                 About GetThere
                                 --------------

          GetThere (Nasdaq: GTHR) operates the world's largest Internet marketplace focused on business-to-business travel services. GetThere's systems are used to provide online travel procurement to employees at leading corporations such as Boeing, Chevron, Cisco, Cox Communications, Lucent, MetLife, Nike and Xerox. GetThere also powers online travel sites for leading airlines, including Alitalia, All Nippon Airways, America West, British Airways, Northwest Airlines, TWA and United Airlines. GetThere can be found on the Web at www.getthere.com.

          GetThere, the GetThere logo, The GetThere Marketplace, and The GetThere Supplier Network are trademarks of GetThere.com, Inc.

          For more information please contact:

          GetThere.com
          Senior Manager, Public Relations
          Dan Toporek
          650-752-1627
          dtoporek@GetThere.com (mailto:dtoporek@GetThere.com)
                                 ----------------------------

          Information in this press release that involve GetThere's expectations, beliefs, hopes, plans, intentions, strategies or the company's future financial performance including the potential benefits of the company's acquisition of ATSI are forward-looking statements that involve risks and uncertainties. All such forward-looking statements are based upon information available to GetThere as of the date of the release, and GetThere assumes no obligation to update these statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include the possibility that the integrated offering will not meet with anticipated customer acceptance or yield the anticipated financial results. Other factors are described in GetThere's reports and documents filed from time to time with the Securities and Exchange Commission, including GetThere's Form 10-Q filed on June 13, 2000.